HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2003	July 31, 2003	October 31, 2002(a)
Net revenue	$19,853	$17,348	$18,048
Costs and expenses:
Cost of sales	14,804	12,809	13,380
Research and development	907	896	979
Selling, general and administrative	2,707	2,785	2,818
Restructuring charges	190	376	150
Amortization of goodwill and purchased
intangible assets	143	141	151
Acquisition-related charges	28	40	145
In-process research and development	1	--	--

Total costs and expenses	18,780	17,047	17,623

Earnings from operations	1,073	301	425
Interest and other, net	(20)	10	68
Net investment gains (losses) and other, net	12	(24)	(38)

Earnings before taxes	1,065	287	455
Provision for (benefit from) taxes	203	(10)	65

Net earnings	$862	$297	$390

Net earnings per share:
Basic	$0.28	$0.10	$0.13
Diluted	$0.28	$0.10	$0.13

Cash dividends declared per share	$-	$0.16	$-

Weighted-average shares used to compute net earnings per share:
Basic	3,046	3,048	3,047
Diluted	3,075	3,071	3,048

(a)	Certain reclassifications have been made to prior period amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET
(In millions)

	October 31, 2003	October 31, 2002(a)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,188	$11,192
Short-term investments	403	237
Accounts receivable, net	8,921	8,456
Financing receivables, net	2,965	3,453
Inventory	6,065	5,797
Other current assets	8,454	6,940

Total current assets	40,996	36,075
Property, plant and equipment, net	6,482	6,924
Long-term financing receivables and other
assets	7,980	7,758
Goodwill	14,894	15,089
Purchased intangible assets	4,356	4,864

Total assets	$74,708	$70,710

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and short-term borrowings	$1,080	$1,793
Accounts payable	9,285	7,012
Employee compensation and benefits	1,755	2,012
Taxes on earnings	1,599	1,529
Deferred revenues	3,657	3,260
Accrued restructuring	709	1,309
Other accrued liabilities	8,545	7,395

Total current liabilities	26,630	24,310
Long-term debt	6,494	6,035
Other liabilities	3,838	4,103
Stockholders' equity	37,746	36,262

Total liabilities and stockholders' equity	$74,708	$70,710

(a)	Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below, which includes a reconciliation to our consolidated condensed statement of earnings:

	Three months ended
	October 31, 2003	July 31, 2003	October 31, 2002(a)
Net revenue:
Imaging and Printing Group	$6,247	$5,240	$5,624
Personal Systems Group	5,996	4,965	5,037
Enterprise Systems Group	4,073	3,708	3,995
HP Services	3,231	3,083	3,065
Financing	461	442	537
Corporate Investments	96	88	81

Total segments	20,104	17,526	18,339
Eliminations of intersegment
net revenue and other	(251)	(178)	(291)
Total HP Consolidated	$19,853	$17,348	$18,048

Earnings (loss) from operations:
Imaging and Printing Group	$1,006	$739	$944
Personal Systems Group	21	(56)	(68)
Enterprise Systems Group	106	(70)	(129)
HP Services	393	337	362
Financing	26	18	(101)
Corporate Investments	(33)	(37)	(52)

Total segments	1,519	931	956
Acquisition-related inventory write-downs	--	--	(10)
Corporate and unallocated costs,
and eliminations	(84)	(73)	(75)
Restructuring charges	(190)	(376)	(150)
Amortization of goodwill and purchased
intangible assets	(143)	(141)	(151)
Acquisition-related charges	(28)	(40)	(145)
In-process research and development
charges	(1)	--	--
Interest and other, net	(20)	10	68
Net Investment gains (losses) and other, net	12	(24)	(38)

Total HP Consolidated Earnings Before Taxes	$1,065	$287	$455

(a)     Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

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